Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 3, 2008 by and among U-STORE-IT, L.P. (the “Borrower”), U-STORE-IT TRUST (the “Parent”), each of the financial institutions a party hereto (the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Borrower, the Parent, Wachovia Bank, National Association (the “Existing Lender”), the Agent and certain other parties have entered into that certain Credit Agreement dated as of September 14, 2007 (as in effect immediately prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has purchased the Property commonly known as 950 and 1200 Upshur Street, Washington, D.C. (the “Additional Bridge Loan Property”), and the Borrower has requested that this Property be included under the Credit Agreement as a Bridge Loan Property;

WHEREAS, in addition to adding the Additional Bridge Loan Property, the Borrower has requested that the aggregate Term Commitments under the Credit Agreement will be increased from $50,000,000 to $57,419,301.46 (the “Increase”); and

WHEREAS, the Borrower, the Parent, the Lenders and the Agent also desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is amended as follows:

(a)                               The Credit Agreement is amended by inserting the following terms in Section 1.1. in appropriate alphabetical order:

“Assignment of Lease and Rents and Negative Pledge” means the Assignment of Lease and Rents and Negative Pledge dated as of April 3, 2008 executed by the Borrower in favor of the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent.

“First Amendment” means that First Amendment to Credit Agreement dated as of April 3, 2008 by and among the Borrower, the Parent, the Lenders party thereto and the Agent.

“First Amendment Effective Date” means April 3, 2008.

(b)                              The Credit Agreement is further amended by restating in full the definitions of “Collateral,” “Guarantor,” “Loan Document,” “Loan Party” and “Property Owner” in Section 1.1. as follows:

“Collateral” means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document to which it is a party, and includes, without limitation, all “Pledged Collateral” under and as defined in the Pledge Agreement and the “Lease” and all “Rents” under and as defined in the Assignment of Lease and Rents and Negative Pledge.

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and in any event shall include the Parent, each Pledgor, each Property Owner (other than the Borrower) and each Person that is a Guarantor (as defined in the Existing Credit Agreement).

“Loan Document” means this Agreement, each Note, the Guaranty, the Pledge Agreement, the Assignment of Lease and Rents and Negative Pledge and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means each of the Parent, the Borrower, each Pledgor, each Property Owner (other than the Borrower) and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral security to secure all or a portion of the Obligations.  Schedule 1.1.(A) sets forth the Loan Parties in addition to the Parent and the Borrower as of the Agreement Date.

“Property Owner” means the Borrower or a Subsidiary of the Borrower which owns a Bridge Loan Property.

(c)                               The Credit Agreement is further amended by deleting the table set forth in part (a) of the definition of “Applicable Margin” set forth in Section 1.1. in its entirety and substituting in its place the following:

Level	Consolidated Total Indebtedness to Consolidated Adjusted Asset Value	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	< 0.45 to 1.00	1.10%	0.10%
2	> 0.45 to 1.00 and < 0.55 to 1.00	1.25%	0.25%
3	> 0.55 to 1.00 and < 0.60 to 1.00	1.40%	0.40%
4	> 0.60 to 1.00	1.60%	0.60%

(d)                              The Credit Agreement is further amended by deleting the table set forth in part (b) of the definition of “Applicable Margin” set forth in Section 1.1. in its entirety and substituting in its place the following:

Level	Borrower’s Credit Rating (S&P/Moody’s or equivalent)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	BBB+/Baa1	0.675%	0.00%
2	BBB/Baa2	0.850%	0.00%
3	BBB-/Baa3	1.050%	0.05%
4	< BBB-/Baa3	1.350%	0.35%

(e)                                  The Credit Agreement is further amended by deleting the first sentence and the first part of the second sentence of Section 6.1.(b) in their entirety and substituting in their place the following:

“Section 6.1.  Representations and Warranties.

(b)         Ownership of Property Owners.  Each of the Property Owners (other than the Borrower) is a Wholly Owned Subsidiary of the Borrower.  Schedule 6.1.(b) sets forth for each Property Owner (other than the Borrower) and Pledgor…”

(f)                                    The Credit Agreement is further amended by deleting clause (iv) of Section 6.1.(i) in its entirety and substituting in its place the following:

“Section 6.1. Representations and Warranties.

(i)...(iv) is not subject to any Lien (other than Permitted Liens described in clauses (a) through (e) of the definition thereof) or any Negative Pledge (other than a Negative Pledge in favor of the Administrative Agent and the Lenders)…”

(g)                                 The Credit Agreement is further amended by deleting Section 6.1.(j) in its entirety and substituting in its place the following:

“Section 6.1.  Representations and Warranties.

(j)                                     Security Interests and Liens.  The Pledge Agreement and the Assignment of Lease and Rents and Negative Pledge create, as security for the Obligations, a valid and enforceable, perfected first priority security interest in and Lien on all of the Collateral, in favor of the Agent for the benefit of the Lenders, and subject to no other Liens other than Permitted Liens.  Such security interest in and Lien on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral, and, other than in connection with any future change in the name of the Borrower or a Pledgor or the location in which the Borrower or a Pledgor is organized or registered, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interest and Lien, other than the filing of continuation statements in accordance with Applicable Law or the recording of the Assignment of Lease and Rents and Negative Pledge in the office of the recorder of deeds or any similar office in the District of Columbia.”

(h)                              The Credit Agreement is further amended by deleting the first sentence of Section 7.1. in its entirety and substituting in its place the following:

“Section 7.1.  Use of Proceeds.

The Borrower shall only use the proceeds of the Term Loans (i) to finance the Acquisition in accordance with the terms of the Purchase Agreement and to pay costs and expenses related to the Acquisition and (ii) to prepay “Loans” outstanding under the Existing Credit Agreement.”

(i)                                  The Credit Agreement is further amended by deleting clause (i) of Section 7.3.(b) in its entirety and substituting in its place the following:

“Section 7.3.  New Subsidiaries; Guarantors; Release of Guarantors.

(b)...(i) such Guarantor has been, or will be simultaneously with its release from the Guaranty, released as a Guarantor (as defined in the Existing Credit Agreement)…”

(j)                                  The Credit Agreement is further amended by deleting Section 7.5. in its entirety and substituting in its place the following:

“Section 7.5.  Indebtedness.

The Parent and the Borrower shall not permit any Pledgor or Property Owner to create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness under the Loan Documents and, in the case of the Borrower only, other than Indebtedness expressly permitted by the Existing Credit Agreement.”

(k)                               The Credit Agreement is further amended by deleting Section 7.6. in its entirety and substituting in its place the following:

“Section 7.6.  Liens.

The Parent and the Borrower shall not permit any Pledgor or Property Owner to create, assume, incur or permit to exist any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired, including without limitation, the Bridge Loan Properties; provided, however, the Borrower may create, assume, incur or permit to exist Liens expressly permitted by the Existing Credit Agreement so long as such Liens do not encumber any Bridge Loan Property owned by the Borrower.”

(l)                                  The Credit Agreement is further amended by deleting the period at the end of Section 8.2.(b) and replacing it with “; and” and adding a new Section 8.2.(c) as follows:

“Section 8.2.  Other Information.

(c)                                  Operating Statements and Occupancy Reports.  Concurrently with the delivery of each Compliance Certificate required by Section 8.1., operating statements and occupancy reports for each Bridge Loan Property for the fiscal quarter covered by each such Compliance Certificate, in each case in form and substance reasonably satisfactory to the Agent.”

(m)                            The Credit Agreement is further amended by adding the following sentence to the end of clause (iv) of Section 11.5.(b):

“Section 11.5.  Successors and Assigns.

(b)...(iv)…Notwithstanding the foregoing, the processing and recordation fee shall be waived in the case of any assignment from a Lender to an Affiliate of such Lender.”

(n)                              The Credit Agreement is further amended by deleting the period at the end of clause (ix) of Section 11.6.(b) and replacing it with “; or” and adding a new clause (x) as follows:

“Section 11.6.  Amendments.

(b)...(x)           increase the aggregate principal amount of the Term Loans from the amount outstanding on the First Amendment Effective Date.”

(o)                              The Credit Agreement is further amended by deleting Schedule I in its entirety and substituting in its place Schedule I attached hereto.

(p)                              The Credit Agreement is further amended by deleting Schedule 1.1.(B) in its entirety and substituting in its place Schedule 1.1.(B) attached hereto.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a)                               A counterpart of this Amendment duly executed by the Borrower, the Parent and each of the Lenders;

(b)                              An Acknowledgment substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)                               A Joinder Agreement executed by the Agent, the Borrower and each financial institution becoming a party to the Credit Agreement on the date hereof (each, a “New Lender”), in form and substance satisfactory to the Agent;

(d)                              Term Notes complying with the applicable provisions of Section 2.8. of the Credit Agreement, executed by the Borrower and payable to each Lender in the amount of such Lender’s Commitment immediately after giving effect to this Amendment;

(e)                               a ground lease of the Additional Bridge Loan Property (the “Ground Lease”) from the Borrower to YSI RT LLC (“YSI RT”) and executed by the Borrower and YSI RT, which shall be in form and substance satisfactory to the Agent;

(f)                                 a memorandum of lease describing the Ground Lease executed by the Borrower and YSI RT, which shall be in form and substance satisfactory to the Agent;

(g)                              an Assignment of Lease and Rents and Negative Pledge by the Borrower regarding the Ground Lease and the Additional Bridge Loan Property, executed by the Borrower, which shall be in form and substance satisfactory to the Agent (the Assignment of Leases and Rents, this Amendment, the Term Notes and the Ground Lease are collectively referred to herein as the “Amendment Documents”);

(h)                              Evidence that title to the Additional Bridge Loan Property is owned by the Borrower, which evidence may include copies of owner’s title policies of insurance (or commitments to issue the same) issued as of a recent date showing fee simple title of the Additional Bridge Loan Property being vested in the Borrower;

(i)                                  A certificate of a Responsible Officer of the Borrower certifying that (a) no Default or Event of Default exists as of the First Amendment Effective Date or would exist immediately after giving effect to this Amendment, and (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents;

(j)                                  A copy of the acquisition agreement pursuant to which the Borrower purchased the Additional Bridge Loan Property, certified by a responsible officer of the Borrower to be true, complete and correct;

(k)                               (i) Copies certified by the Secretary of the Parent of all partnership or other necessary action taken by the Parent as the general partner of the Borrower to authorize the execution and delivery by the Borrower of the Amendment Documents executed and delivered by the Borrower on the First Amendment Effective Date and (ii) copies certified by the Secretary of YSI RT of all limited liability company or other necessary action taken by YSI RT to authorize the execution and delivery by YSI RT of the Ground Lease;

(l)                                  A certificate of good standing or certificate of similar meaning with respect to each of the Borrower and the Parent issued as of a recent date by the Secretary of State (or comparable official) of the state of formation of each such Person and a certificate of qualification to transact business or another comparable certificate with respect to the Borrower and YSI RT issued as of a recent date by the Secretary of State of the District of Columbia;

(m)                            An opinion of counsel to the Borrower and the Parent, addressed to the Agent and the Lenders, in form and substance reasonably satisfactory to the Agent;

(n)                              Fees due and payable to the Lenders in connection with this Amendment; and

(o)                              Such other documents, instruments and agreements as the Agent may reasonably request.

Section 3.  Term Loans.  Subject to either the fulfillment of each of the conditions set forth in Section 2 of this Amendment or the waiver of such conditions by the Requisite Lenders:

(a)                               Each New Lender shall purchase from the Existing Lender such New Lender’s Commitment Percentage of the Term Loans outstanding immediately prior to the First Amendment Effective Date, by making available to the Agent for the account of the Existing Lender at the Principal Office not later than 1:00 p.m. on the First Amendment Effective Date, in same day funds, an amount equal to the portion of the outstanding principal amount of such Term Loan to be purchased by such New Lender.  The Borrower shall pay to the Existing Lender amounts payable, if any, to the Existing Lender under Section 4.4. of the Credit Agreement as a result of the prepayment of the Term Loans.

(b)                              Each New Lender, after purchasing its Commitment Percentage of the Term Loans outstanding immediately prior to the First Amendment Effective Date from the Existing Lender as set forth in clause (a) above, shall fund the balance of such New Lender’s Term Commitment to the Agent at the Principal Office for the account of the Borrower not later than 1:00 p.m. on the First Amendment Effective Date.

Section 4.  Representations.  Each of the Borrower and the Parent represents and warrants to the Agent and the Lenders that:

(a)                               Authorization.  Each of the Borrower, the Parent and YSI RT has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Amendment Documents to which it is a party and to perform its obligations thereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms.  Each of the Amendment Documents to which the Borrower, the Parent and YSI RT are party have been duly executed and delivered by a duly authorized officer of the Borrower, the Parent and YSI RT, respectively, and each of the Amendment Documents to which each is a party and the Credit Agreement, as amended by this Amendment (except in the case of YSI RT, which is not a party to the Credit Agreement), is a legal, valid and binding obligation of the Borrower, the Parent and YSI RT, enforceable against such Persons in accordance with its respective terms except as (i)

the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)                              Compliance with Laws, etc.  The execution and delivery by the Borrower, the Parent and YSI RT of the Amendment Documents to which it is a party and the performance by the Borrower and the Parent of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Government Approvals or violate any Applicable Laws relating to the Borrower, the Parent or YSI RT; (ii) conflict with, result in a breach of or constitute a default under (x) the Borrower’s Certificate of Limited Partnership or Second Amended and Restated Agreement of Limited Partnership or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound, (y) the Parent’s articles of incorporation or by-laws or any indenture, agreement or other instrument to which the Parent is a party or by which it or any of its properties may be bound, or  (z) YSI RT’s certificate of formation or limited liability company agreement or any indenture, agreement or other instrument to which YSI RT is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower, Parent or YSI RT other than Permitted Liens.

(c)                               No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)                              No Taxes.  No recording or other tax shall be due upon the recording of the Assignment of Lease and Rents and Negative Pledge.

Section 5.  Reaffirmation of Representations by Borrower and Parent.  Each of the Borrower and the Parent hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 6.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7.  Expenses.  The Borrower shall reimburse the Agent upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10.  Effect.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

THE BORROWER:

U-STORE-IT, L.P.

By: U-Store-It Trust, its general Partner

By:
	Name:	Christopher P. Marr
	Title:	Chief Financial Officer

THE PARENT:

U-STORE-IT TRUST

By:
	Name:	Christopher P. Marr
	Title:	Chief Financial Officer

THE AGENT AND THE LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent and as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

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[Signature Page to First Amendment to Credit Agreement with U-Store-It, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

SCHEDULE I

Lender Term Commitments

Lender	Term Commitment Amount
Wachovia Bank, National Association	$27,419,301.46
US Bank, National Association	$15,000,000.00
Bank of America, N.A.	$15,000,000.00
Total:	$57,419,301.46

SCHEDULE 1.1(B)

Bridge Loan Properties

Address of Bridge Loan Property	Acquisition Price		Release Price
55 Commercial Street Medford, MA		$8,398,857.88		$6,929,057.75
15910 Pearl Road Strongsville, OH		$4,009,651.73		$3,307,962.68
2020 M. Baldy Drive Riverside, CA		$5,099,654.15		$4,207,214.67
28401 Rancho California Road Temecula, CA		$8,817,340.95		$7,274,306.28
105 Old Peachtree Road Suwanee, GA		$7,649,481.22		$6,310,822.01
1201 N. State Road Royal Palm Beach, FL		$10,131,183.14		$8,358,226.09
12701 SW 124th Kendall, FL		$10,335,558.59		$8,526,835.84
3024 Plummer Cove Road Jacksonville, FL		$8,817,340.95		$7,274,306.28
950 and 1200 Upshur Street Washington, D.C.		$13,300,000.00		$10,972,500.00
	Total:	$76,559,068.61	Total:	$63,161,231.60

EXHIBIT A

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of April       , 2008 (this “Acknowledgment”) executed by each of the undersigned (the “Guarantors”) in favor of Wachovia Bank, National Association, as Agent (the “Agent”) and each “Lender” a party to the Credit Agreement referred to below (the “Lenders”).

WHEREAS, U-Store-It, L.P. (the “Borrower”), the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of September 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of September 14, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to which they guarantied, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Agent and the Lenders are to enter into a First Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained therein;

WHEREAS, one of the Amendments to the Credit Agreement affected an increase of the aggregate Term Commitments under the Credit Agreement from $50,000,000 to $57,419,301.46 (the “Increase”); and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Guarantors execute and deliver this Acknowledgment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1.  Reaffirmation.  Each Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by the Amendment (including, without limitation, the Increase) shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

Section 2.  Governing Law.  THIS REAFFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Counterparts.  This Reaffirmation may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE GUARANTORS:

U-STORE-IT TRUST
U-STORE-IT MINI WAREHOUSE CO.
YSI MANAGEMENT LLC
YSI RT LLC

By:
Name:
Title:

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